Exhibit 10.2

FORM OF

TRANSITION SERVICES AGREEMENT

by and among

IAC/INTERACTIVECORP,

HSN, Inc.,

INTERVAL LEISURE GROUP, INC.

TICKETMASTER

and

TREE.COM, INC.

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT, dated as of [•], 2008 (this “Services Agreement”), is entered into by and among IAC/InterActiveCorp, a Delaware corporation (“IAC” or “New IAC”), HSN, Inc., a Delaware corporation and wholly owned subsidiary of IAC (“HSNSpinco” or “HSN”), Interval Leisure Group, Inc., a Delaware corporation and wholly owned subsidiary of IAC (“Interval Spinco” or “Interval”), Ticketmaster, a Delaware corporation and wholly owned subsidiary of IAC (“TMSpinco” or “TM”), and Tree.com, Inc., a Delaware corporation and wholly owned subsidiary of IAC (“Tree Spinco” or “LT” and, together with HSNSpinco, Interval Spinco and TMSpinco, the “Spincos” and, the Spincos together with IAC, the “Parties” and each a “Party”).

WHEREAS, the Board of Directors of IAC has determined it is appropriate and desirable to separate IAC and the Spincos into five publicly-traded companies all as set forth in that certain Separation and Distribution Agreement, dated as of even date herewith, by and among the Parties (the “Separation Agreement”);

WHEREAS, IAC and the Spincos expect to enter into the Separation Agreement on the date hereof, which sets forth, among other things, the assets, liabilities, rights and obligations of each of the Parties for purposes of effecting the separation of IAC and the Spincos; and

WHEREAS, in connection with such separation, (a) each of the Spincos desires to procure certain services from IAC and/or one or more of the other Spincos, and IAC and such other Spincos each are willing to provide such services, during a transition period commencing on the applicable Effective Date (as defined in Section 7.01), on the terms and conditions set forth in this Services Agreement; and (b) IAC desires to procure certain services from the Spincos, and each of the Spincos is willing to provide such services to IAC, during a transition period commencing on the applicable Effective Date, on the terms and conditions set forth in this Services Agreement.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Services Agreement, the Parties hereby agree as follows:

ARTICLE I

Definitions

1.01.     All terms used herein and not defined herein shall have the meanings assigned to them in the Separation Agreement.

ARTICLE II

Agreement To Provide and Accept Services

2.01.    Provision of Services.

(a)               On the terms and subject to the conditions contained herein, IAC agrees with each Spinco, as applicable, that it shall provide, or shall cause its Subsidiaries and Affiliates and their respective employees designated by IAC (such designated Subsidiaries, Affiliates and employees, together with IAC, being herein collectively referred to as the “IAC Service Providers”) to provide, to such Spinco the services (“IAC Services”) listed on the Schedule of Services attached hereto (the “Services Schedule”) as being performed by IAC or a member of its Corresponding Group identified in the column of the Services Schedule titled “Spin Party” and being received by such Spinco.  Subject to  Section 3.01, any decisions as to which of the IAC Service Providers (including the decisions to use third parties) shall provide the IAC Services shall be made by IAC in its sole discretion, except to the extent specified in the Services Schedule.  Each IAC Service shall be provided in exchange for the consideration set forth with respect to such IAC Service on the Services Schedule or as IAC and such Spinco may otherwise agree in writing.  Each IAC Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on the Services Schedule.

(b)              On the terms and subject to the conditions contained herein, TMSpinco agrees with each other Spinco and IAC, as applicable, that it shall provide, or shall cause its Subsidiaries and Affiliates and their respective employees designated by it (such designated Subsidiaries, Affiliates and employees, together with TMSpinco, being herein collectively referred to as the “Ticketmaster Service Providers”) to provide, to such other Spinco or IAC, as applicable, the services (“Ticketmaster Services”) listed on the Services Schedule as being performed by TM or a or a member of its Corresponding Group identified in the column of the Services Schedule titled “Spin Party” and being received by such other Spinco or IAC, as applicable.  Subject to Section 3.01, any decisions as to which of the Ticketmaster Service Providers (including the decisions to use third parties) shall provide the Ticketmaster Services shall be made by TMSpinco in its sole discretion, except to the extent specified in the  Services Schedule.  Each Ticketmaster Service shall be provided in exchange for the consideration set forth with respect to such Service on the Services Schedule or as TMSpinco and the applicable recipient of the Ticketmaster Services may otherwise agree in writing.  Each Ticketmaster Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on the Services Schedule.

(c)               On the terms and subject to the conditions contained herein, HSNSpinco agrees with each other Spinco and IAC, as applicable, that it shall provide, or shall cause its Subsidiaries and Affiliates and their respective employees designated by it (such designated Subsidiaries, Affiliates and employees, together with HSNSpinco, being herein collectively referred to as the “HSN Service Providers”) to provide, to such other Spinco or IAC, as applicable, the services (“HSN Services”) listed on the Services Schedule as being performed by HSN or a member of its Corresponding Group identified in the column of the Services Schedule titled “Spin Party” and being received by such other Spinco or IAC, as applicable.  Subject to

Section 3.01, any decisions as to which of the HSN Service Providers (including the decisions to use third parties) shall provide the HSN Services shall be made by HSNSpinco in its sole discretion, except to the extent specified in the Services Schedule.  Each HSN Service shall be provided in exchange for the consideration set forth with respect to such Service on the Services Schedule or as HSNSpinco and the applicable recipient of the HSN Services may otherwise agree in writing.  Each HSN Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on the Services Schedule.

(d)              On the terms and subject to the conditions contained herein, Interval Spinco agrees with each other Spinco and IAC, as applicable, that it shall provide, or shall cause its Subsidiaries and Affiliates and their respective employees designated by it (such designated Subsidiaries, Affiliates and employees, together with Interval Spinco, being herein collectively referred to as the “Interval Service Providers”) to provide, to such other Spinco or IAC, as applicable, the services (“Interval Services”) listed on the attached Services Schedule as being performed by Interval or a member of its Corresponding Group identified in the column of the Services Schedule titled “Spin Party” and being received by such other Spinco or IAC, as applicable.  Subject to Section 3.01, any decisions as to which of the Interval Service Providers (including the decisions to use third parties) shall provide the Interval Services shall be made by Interval Spinco in its sole discretion, except to the extent specified in the Services Schedule.  Each Interval Service shall be provided in exchange for the consideration set forth with respect to such Service on the Services Schedule or as Interval Spinco and the applicable recipient of the Interval Services may otherwise agree in writing.  Each Interval Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on the Services Schedule.

(e)               On the terms and subject to the conditions contained herein, Tree Spinco agrees with each other Spinco and IAC, as applicable, that it shall provide, or shall cause its Subsidiaries and Affiliates and their respective employees designated by it (such designated Subsidiaries, Affiliates and employees, together with Tree Spinco, being herein collectively referred to as the “Tree Service Providers” and together with the IAC Service Providers, the Ticketmaster Service Providers, the HSN Service Providers and the Interval Service Providers, being herein collectively referred to as the “Service Providers”) to provide, to such other Spinco or IAC, as applicable, the services (“Tree Services” and together with the IAC Services, the Ticketmaster Services, the HSN Services and the Interval Services, being herein collectively referred to as the “Services”) listed on the Services Schedule as being performed by LT or a member of its Corresponding Group identified in the column of the Services Schedule titled “Spin Party” and being received by such other Spinco or IAC, as applicable.  Subject to Section 3.01, any decisions as to which of the Tree Service Providers (including the decisions to use third parties) shall provide the Tree Services shall be made by Tree Spinco in its sole discretion, except to the extent specified in the Services Schedule.  Each Tree Service shall be provided in exchange for the consideration set forth with respect to such Service on the Services Schedule or as Tree Spinco and the applicable recipient of the Tree Services may otherwise agree in writing.  Each Tree Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on the Services Schedule.

(f)               As used in this Services Agreement, the term “Receiving Party” shall mean the

Party receiving (or the Party another member of whose Corresponding Group is receiving) the applicable Services from a Service Provider.

2.02.    Books and Records; Availability of Information.    Each Party shall create and maintain accurate books and records in connection with the provision of the Services performed or caused to be performed by it and, upon reasonable notice from a Receiving Party, shall make available for inspection and copying by such Receiving Party’s agents such books and records to the extent relating to the Services provided to such Receiving Party hereunder during reasonable business hours with such inspection occurring no more than one (1) time during the term in which the Service Provider has provided the applicable Service to the Receiving Party. Moreover, such inspection shall be conducted by the Receive Party or its agents in a manner that will not unreasonably interfere with the normal business operations of the Service Provider.  Each Receiving Party shall make available on a timely basis to the Service Providers all information and materials reasonably requested by such Service Providers to enable them to provide the applicable Services.  Each Receiving Party shall provide to the Service Providers reasonable access to such Receiving Party’s premises to the extent necessary for the purpose of providing the applicable Services.

ARTICLE III

Services; Payment; Independent Contractors

3.01.    Services To Be Provided.    (a) Unless otherwise agreed between the applicable Party providing Services hereunder and the Receiving Party (including to the extent specified in the applicable entry on the Services Schedule), (i) the Service Providers shall be required to perform the Services only in a manner, scope, nature and quality as provided by or within IAC that is similar in all material respects to the manner in which such Services were performed immediately prior to the applicable Effective Date, and (ii) the Services shall be used for substantially the same purposes and in substantially the same manner (including as to volume, amount, level or frequency, as applicable) as the Services have been used immediately prior to the applicable Effective Date; provided,  however, that the applicable entry on the Services Schedule shall control the scope of the Service to be performed (to the extent provided therein), unless otherwise agreed in writing.  Each Party and the Service Providers shall act under this Services Agreement solely as an independent contractor and not as an agent or employee of any other Party or any of such Party’s Affiliates. As an independent contractor, all overhead and personnel necessary to the Services required of the Service Providers hereunder shall be the Service Provider’s sole responsibility and shall be at the Service Provider’s sole cost and expense. No Service Provider shall have the authority to bind the Receiving Party by contract or otherwise.

(b)              The provision of Services by the Service Providers shall be subject to Article V hereof.

(c)               Each Party agrees with each other Party providing Services to it hereunder to use its reasonable efforts to reduce or eliminate its dependency on such Services as soon as is reasonably practicable; provided that a breach of this Section 3.01(c) shall not affect a Service Provider’s obligation to provide any Service through the term applicable to such Service.

3.02.     Each Receiving Party and Party providing Services to it hereunder will use good-faith efforts to reasonably cooperate with each other in all matters relating to the provision and receipt of Services.  Such cooperation shall include obtaining all consents, licenses or approvals necessary to permit each such Party to perform its obligations to such Receiving Party hereunder; provided, however, under no circumstances shall any Service Provider be required to make any payments to any third party in respect of any such consents, licenses or approvals nor shall any Service Provider be required to make any alternative arrangements in the event that any such consents, licenses or approvals are not obtained.

3.03.    Additional Services.

(a)               From time to time during the term applicable to any Service being provided by a Service Provider, each Party may request any of the other Parties (i) to provide additional or different services which such other Party is not expressly obligated to provide under this Services Agreement if such services are of the type and scope provided by such providing Party within IAC during fiscal year 2008 or (ii) expand the scope of any Service (such additional or expanded services, the “Additional Services”).  The Party receiving such request shall consider such request in good faith and shall use commercially reasonable efforts to provide such Additional Service; provided, no Party shall be obligated to provide any Additional Services if it does not, in its reasonable judgment, have adequate resources to provide such Additional Services or if the provision of such Additional Services would interfere with the operation of its business.  The Party receiving the request for Additional Services shall notify the requesting Party within fifteen (15) days as to whether it will or will not provide the Additional Services.

(b)              If a Party agrees to provide Additional Services pursuant to Section 3.03(a), then a representative of each applicable Party shall in good faith negotiate the terms of a supplement to the Services Schedule which will describe in detail the service, project scope, term, schedule impact, price and payment terms to be charged for the Additional Services.  Once agreed to in writing, the supplement to the Services Schedule shall be deemed part of this Services Agreement as of such date and the Additional Services shall be deemed “Services” provided by such Service Provider to such Receiving Party hereunder, in each case subject to the terms and conditions of this Agreement.

3.04.    Payments.    Except as set forth on the Services Schedule, statements will be delivered to each applicable Receiving Party within fifteen (15) days after the end of each month by the Service Providers designated by each providing Party for Services provided by such Service Provider to the Receiving Party during the preceding month, and each such statement shall set forth a brief description of such Services, the amounts charged therefor, and, except as the applicable providing Party and Receiving Party may agree or as set forth on the Services Schedule, such amounts shall be due and payable by the Receiving Party within thirty (30) days after the date of such statement.  Statements not paid within such 30-day period shall be subject to late charges, calculated at an interest rate per annum equal to the Prime Rate plus 2% (or the maximum legal rate, whichever is lower), and calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.  Payments shall be made by wire transfer to an account designated in writing from time to time by the applicable Service Provider.

3.05.    Disclaimer of Warranty.    EXCEPT AS EXPRESSLY SET FORTH IN THIS SERVICES AGREEMENT, THE SERVICES TO BE PURCHASED UNDER THIS SERVICES AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  In the event that the provision of any Service for the account of a Receiving Party by a Service Provider conflicts with such Service Provider’s provision of such Service for its own account or the account of other Receiving Parties, priority for the provision of such Service shall be allocated in a equitable manner on an aggregate basis, and in a manner consistent with the Receiving Party’s level of use of such Service during fiscal year 2008 up to the applicable Effective Date (or as described in the applicable entry on the Services Schedule).

3.06.    Taxes.    In the event that any Tax is properly chargeable on the provision of the Services as indicated in the applicable entry on the Services Schedule, the Receiving Party shall be responsible for and shall pay to the applicable Service Provider the amount of any such Tax in addition to and at the same time as the applicable Service fees.  All Service fees and other consideration will be paid free and clear of and without withholding or deduction for or on account of any Tax, except as may be required by law.

3.07.    Use of Services.    Each party, in its capacity as a Receiving Party agrees with each applicable providing Party that it shall not, and shall cause its Affiliates not to, resell any Services to any person whatsoever or permit the use of the Services by any person other than in connection with the conduct of such Receiving Party’s operations as conducted immediately prior to the applicable Effective Date.

ARTICLE IV

Term of Services

4.01.     Subject to Section 7.01, the provision of each Service shall commence on the date hereof and shall terminate no later than twelve (12) months after the date hereof or as of the date indicated for each such Service in the applicable entry on the Services Schedule; provided, however, that subject to the applicable entry on the Services Schedule, any Service may be cancelled or reduced in amount or any portion thereof by the Receiving Party upon ninety (90) days written notice thereof (or such other notice period if one is set forth for such Service in the applicable entry on the Services Schedule) to the applicable Service Provider subject to the requirement that such Receiving Party pay to the applicable Service Provider the actual out-of-pocket costs incurred by such Service Provider, as well as the actual incremental internal costs incurred by such Service Provider, in each case directly resulting from such cancellation (including employee severance and other termination costs), which out-of-pocket and internal costs shall be set forth in a written statement provided by such Service Provider to the Receiving

Party; provided, further, that such costs shall not exceed amounts payable hereunder in respect of the applicable Service for the ninety (90) days prior to such termination.  The forgoing notwithstanding and subject to Section 7.02, (i) a Service Provider may immediately terminate any individual Service provided to a Receiving Party in the event that the Receiving Party fails to make payments for such Service under Section 3.02 and has not cured such failure within thirty (30) days of written notice of such failure from the applicable Service Provider, and (ii) upon ninety (90) days written notice, the Service Provider may terminate any Service provided to a Receiving Party at such time as the Service Provider no longer provides the same Service to itself for its own account.

4.02.     In the event a Receiving Party requests an extension of the term applicable to the provision of Services, such request shall be considered in good faith by the applicable Service Provider.  Any terms, conditions or costs or fees to be paid by the Receiving Party for Services provided during an extended term will be on terms mutually acceptable to such Service Provider and Receiving Party.  For the avoidance of doubt, under no circumstances shall a Service Provider be required to extend the term of provision of any Service if (i) the Service Provider does not, in its reasonable judgment, have adequate resources to continue providing such Services, (ii) the extension of the term would interfere with the operation of the Service Provider’s business or (iii) the extension would require capital expenditure on the part of the Service Provider or otherwise require the Service Provider to renew or extend any Contract with any third party.

ARTICLE V

Force Majeure

5.01.     The Service Providers shall not be liable for any expense, loss or damage whatsoever arising out of any interruption of Service or delay or failure to perform under this Services Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, changes in applicable law, fires, hurricanes, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of the Service Providers.  In any such event, the applicable Service Provider’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof, provided that if the force majeure event continues for more that forty-five (45) days, the Service Provider may cancel unperformed Services upon written notice to the Receiving Party.  Each Service Provider will promptly notify the recipient of the Service, either orally or in writing, upon learning of the occurrence of such event of force majeure.  Upon the cessation of the force majeure event, such Service Provider will use commercially reasonable efforts to resume, or to cause any other relevant Service Provider to resume, its performance with the least practicable delay (provided that, at the election of the applicable Receiving Party, the applicable term for such suspended Service shall be extended by the length of the force majeure event unless such event has continued for more than 45 days in which case the Service may be cancelled by the Service Provider).

ARTICLE VI

Liabilities

6.01.    Consequential and Other Damages.  None of the Service Providers shall be liable to any Receiving Party with respect to this Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, incidental or consequential damages whatsoever (except, in each case, to the extent any amount is paid to third parties by such Receiving Party or its Affiliates) which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by it hereunder or the provision of, or failure to provide, any Service hereunder, including with respect to loss of profits, business interruptions or claims of customers.

6.02.    Limitation of Liability.  Subject to Section 6.03 hereof, the liability of any Service Provider with respect to this Services Agreement to any Receiving Party or in respect of any Services provided to such Receiving Party or any act or failure to act in connection herewith (including, but not limited to, the performance or breach hereof), or from the sale, delivery, provision or use of any Service provided under or covered by this Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall be limited to actions or omissions resulting from intentional breach of this Services Agreement or gross negligence, and, in any event, such liability shall not exceed the fees previously paid to such Service Provider by such Receiving Party during the term of the applicable Service giving rise thereto.

6.03.    Obligation to Re-perform.  In the event of any breach of this Services Agreement by any Service Provider resulting from any error or defect in the performance of any Service (which breach such Service Provider can reasonably be expected to cure by re-performance in a commercially reasonable manner), the Service Provider shall use its reasonable commercial efforts to correct in all material respects such error, defect or breach or re-perform in all material respects such Service upon receipt of the written request of the applicable Receiving Party.

6.04.    Indemnity.  Except as otherwise provided in this Service Agreement (including the limitation of liability provisions in this Article VI), each Party shall indemnify, defend and hold harmless each other Party from and against any Liability arising out of the intentional breach hereunder or gross negligence of the Indemnifying Party or its Affiliates, employees, agents, or contractors (including with respect to the performance or nonperformance of any Service hereunder).  The procedures set forth in Sections 6.04 and 6.05 of the Separation Agreement shall apply to any claim for indemnification hereunder.

ARTICLE VII

Effectiveness; Certain Deemed References; Termination

7.01.   Effectiveness; Certain Substitutions.  The provision of Services hereunder to any Spinco by each other applicable Party and to each other applicable Party by such Spinco shall commence as of the Distribution Date for such Spinco (the time of commencement of the provision of such Services being referred to as the “applicable Effective Date”); provided, that in the event Services are contemplated to be provided hereunder to such Spinco by another Spinco (a “Later-Spun Spinco”) the spinoff of which shall not have been effected prior to or substantially simultaneously with the spinoff of such first-mentioned Spinco, references herein and in the Services Schedule to such Later-Spun Spinco in its capacity as Service Provider to such first-mentioned Spinco shall be deemed references to IAC until the Distribution Date for such Later-Spun Spinco; and, provided, further, that in the event Services are contemplated to be provided hereunder by such first-mentioned Spinco to any Later-Spun Spinco, to the extent requested in writing by IAC (a) references herein and in the Services Schedule to such Later-Spun Spinco in its capacity as Receiving Party of Services from such Spinco shall be deemed references to IAC until the Distribution Date for such Later-Spun Spinco or (b) the provision of such Service shall be suspended until the Distribution Date for such Later-Spun Spinco (it being understood that any such suspension shall not increase the term during which the Service Provider would otherwise have been required to provide such Service).

7.02    Termination.  Notwithstanding anything herein to the contrary, with respect to each pair of Parties (i.e., with respect to IAC and TMSpinco; IAC and HSNSpinco; IAC and Interval Spinco; IAC and Tree Spinco; TMSpinco and HSN Spinco; TMSpinco and Interval Spinco; TMSpinco and Tree Spinco; HSNSpinco and Interval Spinco; HSNSpinco and Tree Spinco; and Interval Spinco and Tree Spinco) the rights and obligations of each such Party in respect of such other Party under this Services Agreement shall terminate, and the obligation of the applicable Service Provider to provide or cause to be provided any applicable Service shall cease, on the earliest to occur of (i) the last date indicated for the termination of any Service provided by one such Party to the other such Party on the Services Schedule, as the case may be, (ii) the date on which the provision of all Services by either such Party to the other such Party has been cancelled pursuant to Article IV or Article V hereof or (iii) the date on which this Services Agreement, to the extent of the rights and obligations of such pair of Parties to each other, is terminated by either such Party, as the case may be, in accordance with the terms of Section 7.03 hereof; provided that, in each case, no such termination shall relieve any Party of any liability for any breach of any provision of this Services Agreement prior to the date of such termination.

7.03.    Breach of Services Agreement; Dispute Resolution.  Subject to Article VI hereof, and without limiting a Party’s obligations under Section 4.01, if a Party shall cause or suffer to exist any material breach of any of its obligations to any other Party (the “Nonbreaching Party”) under this Services Agreement, including any failure to make a payment within thirty (30) days after receipt of the statement describing the Services provided for pursuant to Section 3.04 with respect to more than one Service provided hereunder, and such breaching Party does not cure such default in all material respects within thirty (30) days after receiving written notice thereof from the Nonbreaching Party, the Nonbreaching Party shall have the right to terminate this Services Agreement to the extent of the rights and obligations of such Nonbreaching Party and breaching Party to each other hereunder immediately thereafter.  In the event a dispute arises between two or more Parties regarding the terms of this Services Agreement, such dispute shall be governed by Article IX of the Separation Agreement.

7.03.    Sums Due.  In addition to any other payments required pursuant to this Services Agreement, in the event of a termination of this Services Agreement with respect to the rights and obligations of a Service Provider and a Receiving Party to each other, such Service Provider shall be entitled to the immediate payment of, and such Receiving Party shall within three (3) Business Days, pay to such Service Provider, all accrued amounts for Services, Taxes and other amounts due from such Receiving Party to such Service Provider under this Services Agreement as of the date of termination.

7.04.    Effect of Termination.   Section 2.02 hereof and Articles V, VI, VII and VIII hereof shall survive any termination or partial termination of this Services Agreement.

ARTICLE VIII

Miscellaneous

8.01.    Incorporation of Separation Agreement Provisions.    The provisions of Article XIII of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein.

8.02.   Ownership of Work Product.  Subject to the Separation Agreement, (i) each Service Provider acknowledges and agrees that it will acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Receiving Party’s exclusive use and such work product shall remain the exclusive property of the Receiving Party and (ii) each Receiving Party acknowledges and agrees that it will acquire no right, title or interest (other than a non-exclusive, worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Receiving Party’s exclusive use and such work product shall remain the exclusive property, subject to license, of the Service Provider.

IN WITNESS WHEREOF, the Parties have caused this Services Agreement to be executed by their duly authorized representatives.

IAC/InterActiveCorp,
a Delaware corporation

Name:
Title:

HSN, Inc.,
a Delaware corporation

Name:
Title:

Interval Leisure Group, Inc.,
a Delaware corporation

Name:
Title:

Ticketmaster,
a Delaware corporation

Name:
Title:

Tree.com, Inc.,
a Delaware corporation

Name:
Title:

Schedule of Services